AMC NETWORKS INC. REPORTS THIRD QUARTER 2025 RESULTS
New York, NY – November 7, 2025: AMC Networks Inc. ("AMC Networks" or the "Company") (NASDAQ: AMCX) today reported financial results for the third quarter ended September 30, 2025.
Chief Executive Officer Kristin Dolan said: "Our performance in the third quarter marks a key milestone in our transition from a cable networks business to a global streaming and technology focused content company. Streaming revenue growth accelerated and will represent our largest single source of domestic revenue this year. We again delivered healthy free cash flow and remain on track to achieve our increased outlook of $250 million in free cash for the full year. We have built the components of a modern media business that is nimble, independent and well suited to today’s environment and whatever comes next."
Operational Highlights:
•Renewed long-term affiliate agreement with DirecTV. Expanded relationship beyond linear to include certain streaming services, including ad-supported AMC+, in DirecTV's genre packaging. DirecTV will also carry 6 of our FAST channels.
•Continued strong performance for ad-supported AMC+ on Charter with 850k+ Spectrum TV customers accessing the service since launch.
•Renewed branded content licensing agreement for "The AMC Collection" with Netflix. Expanded long-standing relationship to include international licensing of certain AMC Studios' originals.
•Launched our first triple bundle with Amazon Prime Video, offering AMC+, MGM+ and Starz at significant savings over stand-alone pricing.
•Continued momentum in FAST and AVOD with key distribution renewals, including Roku and Samsung.
•Expanded the Anne Rice Immortal Universe with the premiere of our third series in the franchise, Anne Rice’s Talamasca: The Secret Order.
•Completed production of a new AMC and AMC+ series that will premiere next spring called The Audacity, written and produced by Better Call Saul and Succession writer Jonathan Glatzer.
•Announced the renewal of Acorn TV’s most successful series ever, Irish Blood, starring and executive produced by Alicia Silverstone, for a second season.
Financial Highlights – Third Quarter Ended September 30, 2025:
•Net cash provided by operating activities of $45 million; Free Cash Flow(1) of $42 million.
•Operating income of $56 million; Adjusted Operating Income(1) of $94 million, with a margin of 17%.
•Net revenues of $562 million decreased 6% from the prior year. Foreign currency translation represented a beneficial impact of approximately 65 basis points to our third quarter revenue growth rate.
◦Flat Domestic Operations subscription revenues as 14% growth in streaming revenues offset declines in affiliate revenues in the third quarter.
•Diluted EPS of $1.38; Adjusted EPS(1) of $0.18.
Consolidated Results:

(dollars in thousands, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Net Revenues	$561,741	$599,614	(6.3)%	$1,716,998	$1,822,009	(5.8)%
Operating Income	$55,518	$93,653	(40.7)%	$184,184	$214,619	(14.2)%
Adjusted Operating Income	$94,446	$131,476	(28.2)%	$308,317	$433,407	(28.9)%

Diluted Earnings Per Share	$1.38	$0.76	81.6%	$2.63	$1.21	n/m
Adjusted Earnings Per Share	$0.18	$0.91	(80.2)%	$1.39	$3.27	(57.5)%

Net cash provided by operating activities	$44,828	$62,235	(28.0)%	$256,424	$317,507	(19.2)%
Free Cash Flow	$41,996	$53,941	(22.1)%	$231,922	$293,255	(20.9)%
n/m - Absolute percentages greater than 100% and comparisons between positive and negative values or zero values are considered not meaningful.
(1) See page 5 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income, Adjusted EPS and Free Cash Flow.

Segment Results – Domestic Operations:

(dollars in thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Revenues, net:
Subscription	$316,243	$316,002	0.1%	$949,975	$961,136	(1.2)%
Advertising	110,033	133,139	(17.4)%	351,887	422,193	(16.7)%
Content licensing and other	59,447	81,102	(26.7)%	197,021	209,431	(5.9)%
Total revenues, net	$485,723	$530,243	(8.4)%	$1,498,883	$1,592,760	(5.9)%

Segment Adjusted Operating Income	$112,223	$150,189	(25.3)%	$362,486	$467,856	(22.5)%

Third Quarter Results
•Domestic Operations revenues decreased 8% from the prior year to $486 million.
◦Subscription revenues of $316 million were consistent with the prior period as growth in streaming revenues offset declines in affiliate revenues.
▪Streaming revenues increased 14% to $174 million primarily due to the impact of price increases across our services.
◦Streaming subscribers increased 2% to 10.4 million as compared to 10.2 million subscribers at September 30, 2024.
▪Affiliate revenues declined 13% to $142 million primarily due to basic subscriber declines, and to a lesser extent, contractual rate decreases in connection with renewals.
◦Content licensing revenues decreased 27% to $59 million primarily due to the timing and availability of deliveries in the period.
◦Advertising revenues decreased 17% to $110 million primarily due to linear ratings declines and lower marketplace pricing.
•Segment Adjusted Operating Income decreased 25% to $112 million, with a margin of 23%.

Segment Results – International:

(dollars in thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Revenues, net:
Subscription	$48,087	$48,510	(0.9)%	$139,858	$148,963	(6.1)%
Advertising	25,898	22,454	15.3%	74,509	81,501	(8.6)%
Content licensing and other	3,159	2,742	15.2%	8,258	8,942	(7.6)%
Total revenues, net	$77,144	$73,706	4.7%	$222,625	$239,406	(7.0)%

Segment Adjusted Operating Income	$11,923	$13,542	(12.0)%	$36,511	$56,207	(35.0)%

Third Quarter Results
•International revenues increased 5% from the prior year to $77 million. Excluding the favorable impact of foreign currency translation, International revenues decreased 1%.
◦Subscription revenues decreased 1% to $48 million primarily due to the non-renewal of a distribution agreement in Spain in the fourth quarter of 2024, partially offset by the favorable impact of foreign currency translation. Excluding the favorable impact of foreign currency translation, subscription revenues decreased 6%.
◦Advertising revenues increased 15% to $26 million due to strong advertising performance in the UK and Ireland, and the favorable impact of foreign currency translation. Excluding the favorable impact of foreign currency translation, advertising revenues increased 10%.
•Segment Adjusted Operating Income decreased 12% to $12 million, with a margin of 15%.

Other Matters:
Credit Agreement Amendment & Partial Prepayment of Term Loan A Facility Borrowings
In October, the Company amended its credit agreement. The Company continues to maintain $175.0 million of commitments under the Revolving Credit Facility, however the maturity date of $111.8 million of such commitments was extended to October 29, 2030. The remaining $63.2 million of commitments under the Revolving Credit Facility retained their existing maturity date of April 9, 2028.
Additionally, the Company repurchased and permanently retired term loans held by certain lenders that consented to the maturity extension noted above, in an aggregate principal amount equal to $165.7 million, at a price equal to the principal amount thereof plus accrued and unpaid interest. The remaining $85.6 million principal amount retained their existing maturity date of April 9, 2028.
Open Market Repurchases of 4.25% Senior Notes due 2029
During the third quarter of 2025, the Company repurchased $9.2 million principal amount of its 4.25% senior notes due 2029 on the open market, at a discount of $1.5 million, and retired the repurchased notes.
Stock Repurchase Program & Outstanding Shares
As previously disclosed, the Company's Board of Directors has authorized a program to repurchase up to $1.5 billion of the Company's outstanding shares of common stock. The Stock Repurchase Program has no pre-established end date and may be suspended or discontinued at any time. During the quarter ended September 30, 2025, the Company did not repurchase any shares. As of September 30, 2025, the Company had $125 million of authorization remaining for repurchase under the Stock Repurchase Program.
As of October 31, 2025, the Company had 32,042,361 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.
Please see the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, which will be filed later today, for further details regarding the above matters.

Description of Non-GAAP Measures

Internally, the Company uses Adjusted Operating Income (Loss) and Free Cash Flow measures as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators.

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before share-based compensation expense or benefit, depreciation and amortization, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, cloud computing amortization, and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. From time to time, we may exclude the impact of certain events, gains, losses, or other charges (such as significant legal settlements) from AOI that affect our operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts, and peers to compare performance in the industry.

Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see page 11 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 11 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and the impact associated with the modification of debt arrangements, including gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items and other one-time tax charges/benefits. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see pages 12-13 of this release.

Forward-Looking Statements
This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.
Conference Call Information
AMC Networks will host a conference call today at 8:30 a.m. ET to discuss its third quarter 2025 results. To listen to the call, please visit investors.amcnetworks.com.
About AMC Networks Inc.
AMC Networks (Nasdaq: AMCX) is home to many of the greatest stories and characters in TV and film and the premier destination for passionate and engaged fan communities around the world. The Company creates and curates celebrated series and films across distinct brands and makes them available to audiences everywhere. Its portfolio includes targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, ALLBLK and HIDIVE; cable networks AMC, BBC AMERICA (which includes U.S. distribution and sales responsibilities for BBC News), IFC, SundanceTV and We TV; and film distribution labels Independent Film Company and RLJE Films. The Company also operates AMC Studios, its in-house studio, production and distribution operation behind acclaimed and fan-favorite original franchises including The Walking Dead Universe and the Anne Rice Immortal Universe; and AMC Networks International, its international programming business.
Contact

Investor Relations	Corporate Communications
Nicholas Seibert	Georgia Juvelis
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues, net	$561,741	$599,614	$1,716,998	$1,822,009
Operating expenses:
Technical and operating (excluding depreciation and amortization)	291,075	287,746	842,297	840,049
Selling, general and administrative	189,291	191,622	608,970	588,679
Depreciation and amortization	21,378	23,097	68,750	75,416
Impairment and other charges	—	—	—	96,819
Restructuring and other related charges	4,479	3,496	12,797	6,427
Total operating expenses	506,223	505,961	1,532,814	1,607,390
Operating income	55,518	93,653	184,184	214,619
Other income (expense):
Interest expense	(44,574)	(45,123)	(130,426)	(121,180)
Interest income	6,113	9,303	22,733	27,480
Gain (loss) on extinguishment of debt, net	105,316	(352)	131,061	(105)
Miscellaneous, net	473	8,850	21,180	5,153
Total other income (expense)	67,328	(27,322)	44,548	(88,652)
Income from operations before income taxes	122,846	66,331	228,732	125,967
Income tax expense	(42,765)	(19,891)	(73,792)	(54,433)
Net income including noncontrolling interests	80,081	46,440	154,940	71,534
Less: Net income attributable to noncontrolling interests	(3,552)	(5,058)	(10,073)	(13,583)
Net income attributable to AMC Networks' stockholders	$76,529	$41,382	$144,867	$57,951

Net income per share attributable to AMC Networks' stockholders:
Basic	$1.73	$0.93	$3.25	$1.31
Diluted	$1.38	$0.76	$2.63	$1.21

Weighted average common shares:
Basic	44,136	44,607	44,606	44,381
Diluted	56,275	56,149	56,412	49,038

AMC NETWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)/(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income including noncontrolling interests	$154,940	$71,534
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	68,750	75,416
Non-cash impairment and other charges	—	96,819
Share-based compensation expenses related to equity classified awards	19,827	20,308
Non-cash restructuring and other related charges	5,320	1,641
Amortization and write-off of program rights	625,870	641,706
Amortization of deferred carriage fees	18,210	18,362
Unrealized foreign currency transaction gain	(11,650)	(5,311)
Amortization of deferred financing costs and discounts on indebtedness	5,611	5,375
(Gain) loss on extinguishment of debt, net	(131,061)	105
Deferred income taxes	20,587	(9,857)
Other, net	(7,531)	(667)
Changes in assets and liabilities:
Accounts receivable, trade (including amounts due from related parties, net)	58,753	18,012
Prepaid expenses and other assets	41,461	184,066
Program rights and obligations, net	(569,241)	(691,545)
Deferred revenue	13,505	2,847
Accounts payable, accrued liabilities and other liabilities	(56,927)	(111,304)
Net cash provided by operating activities	256,424	317,507
Cash flows from investing activities:
Capital expenditures	(24,502)	(24,252)
Other investing activities, net	(8)	4,085
Net cash used in investing activities	(24,510)	(20,167)
Cash flows from financing activities:
Proceeds from the issuance of 10.50% Senior Secured Notes due 2032, net	394,500	—
Proceeds from the issuance of 10.25% Senior Secured Notes due 2029, net	—	862,969
Proceeds from the issuance of 4.25% Convertible Senior Notes due 2029, net	—	139,437
Tender and redemption of 4.75% Senior Notes due 2025	—	(774,729)
Principal payments on Term Loan A Facility	(114,375)	(233,750)
Tender and repurchase of 4.25% Senior Notes due 2029	(569,078)	(10,129)
Payments for financing costs	(3,094)	(10,450)
Deemed repurchases of restricted stock units	(4,044)	(4,626)
Purchase of treasury stock	(10,329)	—
Principal payments on finance lease obligations	(3,542)	(3,461)
Distributions to noncontrolling interests	(7,271)	(18,000)
Net cash used in financing activities	(317,233)	(52,739)
Net increase (decrease) in cash and cash equivalents from operations	(85,319)	244,601
Effect of exchange rate changes on cash and cash equivalents	17,508	1,200
Cash and cash equivalents at beginning of period	784,649	570,576
Cash and cash equivalents at end of period	$716,838	$816,377

AMC NETWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$716,838	$784,649
Accounts receivable, trade (less allowance for doubtful accounts of $9,987 and $9,468)	571,613	623,898
Prepaid expenses and other current assets	228,712	262,257
Total current assets	1,517,163	1,670,804
Property and equipment, net of accumulated depreciation of $414,817 and $458,396	123,602	143,036
Program rights, net	1,731,418	1,713,952
Intangible assets, net	196,780	216,478
Goodwill	260,015	246,304
Deferred tax assets, net	18,592	13,183
Operating lease right-of-use assets	46,065	58,390
Other assets	315,759	300,074
Total assets	$4,209,394	$4,362,221
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$88,549	$88,570
Accrued liabilities	281,641	290,718
Current portion of program rights obligations	229,782	221,603
Deferred revenue	74,495	61,838
Current portion of long-term debt	7,500	7,500
Current portion of lease obligations	33,793	32,439
Total current liabilities	715,760	702,668
Program rights obligations	207,810	144,476
Long-term debt, net	1,911,213	2,328,719
Lease obligations	42,855	64,581
Deferred tax liabilities, net	146,274	121,302
Other liabilities	41,837	60,334
Total liabilities	3,065,749	3,422,080
Commitments and contingencies
Redeemable noncontrolling interests	60,389	55,881
Stockholders' equity:
Class A Common Stock, $0.01 par value, 360,000 shares authorized: 66,730 and 66,730 shares issued and 31,971 and 32,636 shares outstanding, respectively	667	667
Class B Common Stock, $0.01 par value, 90,000 shares authorized: 11,484 shares issued and outstanding	115	115
Preferred stock, $0.01 par value, 45,000 shares authorized: none issued	—	—
Paid-in capital	438,924	437,860
Accumulated earnings	2,231,593	2,092,229
Treasury stock, at cost (34,759 and 34,094 shares Class A Common Stock, respectively)	(1,399,122)	(1,408,307)
Accumulated other comprehensive loss	(219,321)	(266,969)
Total AMC Networks stockholders' equity	1,052,856	855,595
Non-redeemable noncontrolling interests	30,400	28,665
Total stockholders' equity	1,083,256	884,260
Total liabilities and stockholders' equity	$4,209,394	$4,362,221

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands)
(unaudited)

Capitalization	September 30, 2025
Cash and cash equivalents	$716,838

Credit facility debt (a)	$251,250

10.25% Senior Secured Notes due January 2029	$875,000
4.25% Senior Notes due February 2029	276,706
4.25% Convertible Senior Notes due February 2029 (b)	143,750
10.50% Senior Secured Notes due July 2032	400,000
Senior notes (c)	$1,695,456
Total debt	$1,946,706

Net debt	$1,229,868

Finance leases	14,323
Net debt and finance leases	$1,244,191

	Twelve Months Ended September 30, 2025
Operating Income (Loss) - (GAAP)	$(70,035)
Share-based compensation expense	25,570
Depreciation and amortization	91,349
Restructuring and other related charges	55,834
Impairment and other charges	302,694
Cloud computing amortization	11,692
Majority owned equity investees	20,379
Adjusted Operating Income - (Non-GAAP)	$437,483

Leverage ratio (d)	2.8	x
(a)Represents the aggregate principal amount of the debt, with the Term Loan A of $251.3 million and commitments under our undrawn $175.0 million revolving credit facility. Total undrawn revolver commitments are available to be drawn for general corporate purposes of the Company.
(b)Subject to the terms of the indenture for the Convertible Notes, the Convertible Notes may be converted at an initial conversion rate of 78.5083 shares of Class A Common Stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $12.74 per share of Class A Common Stock).
(c)Represents the aggregate principal amount of the debt.
(d)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended September 30, 2025. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned. AMC Networks was in compliance with all of its financial covenants under the Company's credit facility as of September 30, 2025. As of September 30, 2025, as determined for purposes of the Company’s credit facility, the Net Leverage Ratio was approximately 4.33:1.00 and the Interest Coverage Ratio was approximately 2.20:1.00.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands)
(unaudited)

Adjusted Operating Income	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating income	$55,518	$93,653	$184,184	$214,619
Share-based compensation expenses	6,027	5,776	19,827	20,308
Depreciation and amortization	21,378	23,097	68,750	75,416
Restructuring and other related charges	4,479	3,496	12,797	6,427
Impairment and other charges	—	—	—	96,819
Cloud computing amortization	2,405	3,272	8,343	10,103
Majority owned equity investees AOI	4,639	2,182	14,416	9,715
Adjusted operating income	$94,446	$131,476	$308,317	$433,407

Free Cash Flow (1)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$44,828	$62,235	$256,424	$317,507
Less: capital expenditures	(2,832)	(8,294)	(24,502)	(24,252)
Free Cash Flow	$41,996	$53,941	$231,922	$293,255

Supplemental Cash Flow Information	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Restructuring initiatives (2)	$(3,164)	$(2,248)	$(11,084)	$(10,351)
Distributions to noncontrolling interests (3)	(7,271)	(1,480)	(7,271)	(18,000)

(1) Free Cash Flow includes the impact of certain cash receipts or payments (such as restructuring initiatives, significant legal settlements and programming write-offs) that affect period-to-period comparability.

(2) Restructuring initiatives includes cash payments of $3.1 million and $10.3 million for severance and employee-related costs for the three and nine months ended September 30, 2025, respectively, and $0.1 million and $0.8 million for content impairments and other exit costs for the three and nine months ended September 30, 2025, respectively. Restructuring initiatives includes cash payments of $1.8 million and $7.7 million for severance and employee-related costs for the three and nine months ended September 30, 2024, respectively, and $0.4 million and $2.6 million for content impairments and other exit costs for the three and nine months ended September 30, 2024, respectively.

(3) For the three months ended September 30, 2025, distributions to noncontrolling interests included a cash distribution of $7.3 million primarily related to the one-time retroactive revenue adjustment payments received in the U.K. that were recognized in the second and fourth quarters of 2024.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands, except per share amounts)
(unaudited)

Adjusted Earnings Per Share
	Three Months Ended September 30, 2025
	Income from operations before income taxes	Income tax (expense) benefit	Less: Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP) (1)	$124,373	$(43,146)	$(3,552)	$77,675	$1.38
Adjustments:
Amortization of acquisition-related intangible assets	7,582	(1,727)	(359)	5,496	0.10
Restructuring and other related charges	4,479	(1,075)	(318)	3,086	0.05
Impairment and other charges	—	—	—	—	—
(Gain) loss on extinguishment of debt, net	(105,316)	22,704	—	(82,612)	(1.47)
Tax reform (2)	—	6,716	—	6,716	0.12
Adjusted Results (Non-GAAP)	$31,118	$(16,528)	$(4,229)	$10,361	$0.18
(1) Includes the required adjustment for interest expense associated with the convertible debt.
(2) Represents a timing adjustment between current and deferred tax expense as a result of tax reform that will reverse in the fourth quarter of 2025.

	Three Months Ended September 30, 2024
	Income from operations before income taxes	Income tax expense	Less: Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP) (1)	$67,858	$(20,274)	$(5,058)	$42,526	$0.76
Adjustments:
Amortization of acquisition-related intangible assets	7,917	(1,645)	(359)	5,913	0.10
Restructuring and other related charges	3,496	(860)	—	2,636	0.05
Impairment and other charges	—	—	—	—	—
(Gain) loss on extinguishment of debt, net	352	(93)	—	259	—
Adjusted Results (Non-GAAP)	$79,623	$(22,872)	$(5,417)	$51,334	$0.91
(1) Includes the required adjustment for interest expense associated with the convertible debt.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands, except per share amounts)
(unaudited)

Adjusted Earnings Per Share
	Nine Months Ended September 30, 2025
	Income from operations before income taxes	Income tax (expense) benefit	Less: Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP) (1)	$233,314	$(74,937)	$(10,073)	$148,304	$2.63
Adjustments:
Amortization of acquisition-related intangible assets	23,372	(5,423)	(1,076)	16,873	0.30
Restructuring and other related charges	12,797	(1,953)	(1,359)	9,485	0.16
Impairment and other charges	—	—	—	—	—
(Gain) loss on extinguishment of debt, net	(131,061)	28,361	—	(102,700)	(1.82)
Tax reform (2)	—	6,716	—	6,716	0.12
Adjusted Results (Non-GAAP)	$138,422	$(47,236)	$(12,508)	$78,678	$1.39
(1) Includes the required adjustment for interest expense associated with the convertible debt.
(2) Represents a timing adjustment between current and deferred tax expense as a result of tax reform that will reverse in the fourth quarter of 2025.

	Nine Months Ended September 30, 2024
	Income from operations before income taxes	Income tax expense	Less: Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP) (1)	$127,647	$(54,853)	$(13,583)	$59,211	$1.21
Adjustments:
Amortization of acquisition-related intangible assets	26,081	(5,978)	(2,283)	17,820	0.36
Restructuring and other related charges	6,427	(1,644)	—	4,783	0.10
Impairment and other charges	96,819	(3,801)	(14,616)	78,402	1.60
(Gain) loss on extinguishment of debt, net	105	(27)	—	78	—
Adjusted Results (Non-GAAP)	$257,079	$(66,303)	$(30,482)	$160,294	$3.27
(1) Includes the required adjustment for interest expense associated with the convertible debt.